Exhibit 24.1
THE GOODYEAR TIRE & RUBBER COMPANY
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of The Goodyear Tire & Rubber Company, an Ohio corporation (the “Company”), hereby constitutes and appoints RICHARD J. KRAMER, C. THOMAS HARVIE, THOMAS A. CONNELL and DARREN R. WELLS, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act without the others, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-3 or other appropriate form and any and all amendments to any such Registration Statements (including pre-effective and post-effective amendments), to be filed with the Securities and Exchange Commission, in connection with the registration under the provisions of the Securities Act of 1933, as amended (the “Securities Act”), of any or all of the following, as any authorized officer of the Company may deem appropriate, (i) shares of the Company’s common stock, without par value (the “Common Stock”), which shares may be original issue or treasury shares, (ii) shares of preferred stock of the Company, which may be convertible into or exchangeable for shares of Common Stock and whether in a single issue or in two or more classes or series or otherwise (collectively, the “Preferred Stock”), (iii) options, rights and warrants and other instruments which may be convertible into or exchangeable for shares of Common Stock (each, together with the Common Stock and the Preferred Stock, an “Equity Security,” and collectively, the “Equity Securities”), and (iv) bonds, notes, debentures, subordinated debentures, sinking fund debentures, zero coupon bonds or other debt instruments, including notes, bonds and debentures, which may be convertible into shares of Common Stock or other Equity Securities, together with any options, puts and/or calls in respect thereof, whether in a single issue or in two or more classes or series or otherwise (each, together with the instrument evidencing the same, a “Debt Security,” and collectively, the “Debt Securities”), each such share of Common Stock, each such share of Preferred Stock, each other Equity Security, and each such Debt Security to be registered for offer and sale and issuance and delivery from time to time by the Company; and with power in each case where appropriate to affix thereto the corporate seal of the Company and to attest said seal, and to file such Registration Statements, including in each case a form of prospectus, and any and all pre-effective and post-effective amendments and other amendments to such Registration Statements, with all exhibits thereto, and any prospectus supplements, and any and all documents in connection therewith, with the Securities and Exchange Commission, each said Registration Statement may be filed as a shelf registration pursuant to Rule 415 promulgated under the Securities Act; and hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her name as of the 27th day of April 2007.

Signature	Title

/s/ Robert J. Keegan	President and Chief Executive Officer
Robert J. Keegan

/s/ Richard J. Kramer	President, North American Tire and Chief Financial Officer
Richard J. Kramer

/s/ Thomas A. Connell Thomas A. Connell	Vice President and Controller

/s/ James C. Boland James C. Boland	Director

/s/ John G. Breen John G. Breen	Director

/s/ William J. Hudson Jr. William J. Hudson Jr.	Director

/s/ Steven A. Minter Steven A. Minter	Director

/s/ Denise M. Morrison Denise M. Morrison	Director

/s/ Rodney O’Neal Rodney O’Neal	Director

/s/ Shirley D. Peterson Shirley D. Peterson	Director

/s/ G. Craig Sullivan G. Craig Sullivan	Director

/s/ Thomas H. Weidemeyer Thomas H. Weidemeyer	Director

/s/ Michael R. Wessel Michael R. Wessel	Director

Signature	Title

/s/ W. Alan McCollough W. Alan McCollough	Director